EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS







ARS  Networks,  Incorporated
100  Walnut  Street
Champlain,  New  York  12919


We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 30, 2002, relating to the consolidated financial statements of ARS Networks, Incorporated and Subsidiary appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2002. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/  Lougen,  Valenti,  Bookbinder  &  Weintraub,  LLP
Lougen,  Valenti,  Bookbinder  &  Weintraub,  LLP
Amherst,  New  York
June  24,  2002